Online

Go to www.envisionreports.com/KMB or scan the QR code — login details are located in the shaded bar below.

Annual Stockholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
Kimberly-Clark Annual Stockholder Meeting to be Held on April 20, 2023

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.envisionreports.com/KMB
Easy Online Access — View your proxy materials and vote.

Step 1:	Go to www.envisionreports.com/KMB
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 10, 2023 to facilitate timely delivery.

03QP8B

Annual Stockholder Meeting Notice

The 2023 Annual Meeting of Stockholders of Kimberly-Clark Corporation will be held on Thursday, April 20, 2023, at 8:00am CT, virtually via the internet at meetnow.global/MYANRFR. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Proposals to be voted on at the meeting are listed below along with the recommendations of the Board of Directors.

Proposals - The Board of Directors recommends a vote FOR the listed nominees (terms to expire at 2024 Annual Stockholder Meeting), FOR Proposals 2 and 3 and a vote for 1 YEAR on Proposal 4.

1.	Election of Directors:

	01 - Sylvia M. Burwell	02 - John W. Culver
	03 - Michael D. Hsu	04 - Mae C. Jemison, M.D.
	05 - S. Todd Maclin	06 - Deirdre A. Mahlan
	07 - Sherilyn S. McCoy	08 - Christa S. Quarles
	09 - Jaime A. Ramirez	10 - Dunia A. Shive
	11 - Mark T. Smucker	12 - Michael D. White

2.	Ratification of Auditor
3.	Advisory Vote to Approve Named Executive Officer Compensation
4.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the virtual meeting, you will need the number listed in the shaded bar on the reverse side.
Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

—Internet – Go to www.envisionreports.com/KMB. Click Cast Your Vote or Request Materials.
—Phone – Call us free of charge at 1-866-641-4276.
—Email – Send an email to investorvote@computershare.com with “Proxy Materials Kimberly-Clark” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 10, 2023.